UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2021

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification Number)

751 Broad Street
Newark, New Jersey 07102
(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $.01	PRU	New York Stock Exchange
5.625% Junior Subordinated Notes	PRS	New York Stock Exchange
4.125% Junior Subordinated Notes	PFH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Entry into Agreement to Sell Full Service Retirement Business

On July 21, 2021, Prudential Financial, Inc. (“Prudential” or the “Company”), entered into an agreement with Great-West Life & Annuity Insurance Company (the “Buyer”) pursuant to which the Company has agreed to sell to the Buyer the Company’s Full Service Retirement business (the “Business”), primarily through (a) the sale of all of the equity interests in (i) Prudential Retirement Insurance and Annuity Company (“PRIAC”), (ii) Global Portfolio Strategies, Inc., a registered investment advisor, (iii) Prudential Bank & Trust, FSB, and (iv) Mullin TBG Insurance Agency Services, LLC, (b) the ceding to the Buyer and certain of Buyer’s affiliates of certain insurance policies partially comprising the Business, which will be administered by such parties on behalf of The Prudential Insurance Company of America (“PICA”), and (c) the sale, transfer and/or novation by Prudential Investment Management Services LLC of certain in-scope contracts and brokerage accounts.

In connection with the closing of the transaction, the Company expects total proceeds of approximately $2.8 billion, which includes cash consideration for the sale of PRIAC, ceding commission for the business reinsured to the Buyer and capital available to be released from PICA. The Company expects one-time costs and taxes related to the transaction of approximately $400 million. The Company plans to use the proceeds for general corporate purposes. The Company expects the transaction to close by the first quarter of 2022, subject to the receipt of regulatory approvals and the satisfaction of customary closing conditions.

Increase to Share Repurchase Authorization

The Company also announced today that its Board of Directors has authorized a $500 million increase to the Company’s share repurchase authorization for calendar year 2021. As a result, the Company’s aggregate common stock share repurchase authorization for the full year 2021 is $2.5 billion. As of June 30, 2021, the Company had repurchased $1.25 billion of shares of its common stock under this authorization.

The timing and amount of any share repurchases under the Company’s share repurchase authorization will be determined by management based on market conditions and other considerations, and such repurchases may be executed in the open market, through derivative, accelerated repurchase and other negotiated transactions and through plans designed to comply with Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended.

Item 7.01	Regulation FD Disclosure

The Company now expects to return to shareholders in the form of dividends and share repurchases a total of $11.0 billion during years 2021 through 2023, up from the $10.5 billion the Company announced in May 2021. The Company also intends to reduce financial leverage in 2021. The pre-tax adjusted operating income of the Business in 2020 was $51 million.(1) In addition, because certain assets of the Business are currently managed by PGIM, the Company’s global asset management business, the Company expects that the pre-tax adjusted operating income of PGIM will be reduced by approximately $25 million annually upon the closing of the transaction.(1)(2) Of the costs related to the Business, the Company estimates that following closing it will retain pre-tax costs of approximately $130 million per year. The Company estimates that it will incur additional pre-tax costs related to the transaction of approximately $160 million, including for, among other things, consulting and advisory services and the separation and retention of employees, which costs are expected to be incurred primarily over a two-year period and recorded to Divested and Run-off Businesses included in Corporate and Other. The Company expects to record a gain on the sale of the Business upon the closing of the transaction. The Company’s previously announced target to achieve $750 million of cost savings by the end of 2023 remains unchanged.

The Company is furnishing herewith as Exhibit 99.1 a news release announcing the transaction.

(1)

This Current Report on Form 8-K includes references to adjusted operating income. Adjusted operating income is the measure used by the Company to evaluate segment performance and to allocate resources.

More information about adjusted operating income can be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included in the Company’s Annual Report on Form 10-K.

Set forth below is a reconciliation of adjusted operating income of the Business to income (loss) before income taxes and equity in earnings of operating joint ventures, which is the GAAP measure most comparable to adjusted operating income.

Year ended December 31,
2020
(in millions)
Adjusted operating income	$51
Realized investment gains (losses), net, and related adjustments	(16)
Charges related to realized investment gains (losses), net	1

Income (loss) before income taxes and equity in earnings of operating joint ventures	$36

(2)

With respect to our forward-looking statement about the expected reduction in adjusted operating income for PGIM, we expect that such adjusted operating income for PGIM will be equal to Income (loss) before income taxes and equity in earnings of operating joint ventures, which is the most comparable GAAP measure.

Forward-Looking Statements

Certain of the statements included in this Current Report on Form 8-K, such as those regarding the expected closing of the transaction and the receipt and use of the proceeds thereof, the Company’s plan with respect to dividends, share repurchases and the reduction of financial leverage, the expected reduction in the adjusted operating income of PGIM, the costs relating to the Business that the Company expects to retain post-closing, the expected taxes and costs related to the transaction and how they will be recorded, the Company’s expectation that it will record a gain on the sale of the Business and the Company’s plan to reduce costs, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in the Company’s Annual Report on Form 10-K. The Company does not undertake to update any particular forward-looking statement included in this document.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	News release dated July 21, 2021 (furnished and not filed)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2021

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian P. Spitser
Name:	Brian P. Spitser
Title:	Vice President and Assistant Secretary